FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
   STATE OF NEVADA

      FEB 27 1998
     No. C1900-                                         Receipt No. FY9800048220
                                                        HERMAN HENIN
                                                        02/27/1998        125.00
                                                        RECD BY KR


                    CERTIFICATE OF SECRETARY AND PRESIDENT OF

   CYBER INFORMATION, INC. ("the Company"), a Nevada Corporation, No. 1900-96
          TO AMEND THE ARTICLES OF INCORPORATION SOLELY FOR THE PURPOSE
                              OF CHANGING THE NAME




The undersigned hereby certifies that the Board of Directors on February 25, 1998, consisting of the undersigned individual as sole Director, unanimously approved a resolution to recommend that the shareholders change the name of the Company from Cyber Information, Inc. to Biltmore Vacation Resorts, Inc., and that a majority of the shareholders approved this amendment in lieu of meeting, pursuant to the By-Laws of the Company and the Nevada Revised Statutes, also on February 25, 1998. As of February 25, 1998, stock had already been previously issued by the Company.

The amendment to the Articles of Incorporation is as follows--

         RESOLVED, that Article One of the Articles of Incorporation be amended with the below-indicated Article One to be substituted for the previous Article
One:

           ARTICLE ONE - NAME: The exact name of this Corporation is:

                         BILTMORE VACATION RESORTS, INC.


         RESOLVED, that this Amendment to the Articles of Incorporation take effect upon filing with the Secretary of State.



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



         I, George Waugneux. President and Secretary and Director of Cyber Information, Inc., hereby certifies that I am the duly-elected President and Secretary and sole Director of the Company, and that the foregoing resolution and the above-indicated information is true and correct, and the shareholders approved this amendment on February 25, 1998.

/s/ George Waugneux
-----------------------------------
George Waugneux


State of Florida         )
                         )
County of Broward        )


         On the 25 day of Feb 1998, before me, a Notary Public, personally appeared George Waugneux, who executed the foregoing document. If not personally known by me, the following identification was produced:

--------------------------------------------------------------------------------



[notary seal of Lesa W. Carney here]                 /s/ Lesa Carney
                                                     --------------------------
                                                           Notary Public

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